Exhibit 99.1

FOR IMMEDIATE RELEASE

Auto Parts 4 Less Group Inc. Announces the Reactivation of LiftKits4Less.com to Accelerate Revenue Growth and Diversify Offerings

Las Vegas, NV – 03/04/2024 – Auto Parts 4 Less Group Inc. (OTC: FLES) (the “Company,” “AutoParts4Less,” “FLES”), a leading online marketplace for automotive parts only, is excited to announce the reactivation of its specialized e-commerce website LiftKits4Less.com. This strategic move is aimed at accelerating the Company’s revenue model and diversifying its product offerings in the US $50 billion jeep, truck, and off-road enthusiast market.

Christopher Davenport, CEO of Auto Parts 4 Less Group Inc., stated, “We are thrilled to bring LiftKits4Less.com back into operation as part of our blended revenue model. This decision aligns with our commitment to providing a diverse range of high-quality automotive parts and accessories to our customers. LiftKits4Less.com has been a dominant force in the jeep, truck, and off-road sector, and its reactivation is a testament to our dedication to growth and innovation.”

LiftKits4Less.com, originally launched in 2015, quickly became one of the leading suspension websites in the world, featuring iconic brands and manufacturers of suspension lift kits. In addition to suspension products, the website offers a wide range of aftermarket brands, catering to the needs of off-road enthusiasts.

In 2021, LiftKits4Less grossed $16 million in revenue across all e-commerce channels. However, the company faced significant covid related challenges due to supply chain disruptions resulting in a 25% cancelation rate and a significant and ongoing diminution in sales levels through the current time. With COVID supply chain and other issues now resolved, the Company is confident in the success of the LiftKits4Less.com model and its ability to fulfill orders promptly and increase revenues.

Auto Parts 4 Less Group Inc. remains committed to growing its revenue and working towards profitability in the near future. The reactivation of LiftKits4Less.com is a key component of the Company’s strategy to achieve these goals.

For more information about Auto Parts 4 Less Group Inc. and LiftKits4Less.com, please visit www.AutoParts4LessGroup.com and www.LiftKits4Less.com.

About Auto Parts 4 Less Group Inc.

Auto Parts 4 Less Group Inc. (OTC: FLES) is a leading online marketplace for automotive parts, operating AutoParts4Less.com and LiftKits4Less.com. The Company is dedicated to providing a diverse range of high-quality automotive parts and accessories to customers in the jeep, truck, and off-road enthusiast market. With a focus on growth and innovation, Auto Parts 4 Less Group Inc. aims to be a top destination for automotive parts and accessories.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the future sale of the Company’s products. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

Contact:

Christopher Davenport, CEO

Auto Parts 4 Less Group Inc.

Email: investorrelations@ap4less.com